UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

GALENA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on October 21, 2016

September 21, 2016

Dear Galena Biopharma Stockholder,

You are cordially invited to attend a special meeting of Stockholders (the “Special Meeting”) of Galena Biopharma, Inc., a Delaware corporation (the “Company”), which will be held on October 21, 2016, at 9:00 a.m. local time, at 2010 Crow Canyon Place, Suite 130, San Ramon, CA 94583. Only stockholders who held stock at the close of business on the record date, September 9, 2016 (the “Record Date”), may vote at the Special Meeting, including any adjournment or postponement thereof.

We are holding the Special Meeting for the following purposes, which are described in more detail in our Proxy Statement:

(1)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Charter”), to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), at a ratio of not less than 1 for 2 and not greater than 1 for 20, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors (the “Reverse Stock Split”) and publicly announced by press release.
(2)	To authorize the issuance shares of the Company’s common stock issuable upon the redemption, conversion or other satisfaction of the Company’s obligations under its Amended and Restated 9% Original Issue Discount Senior Secured Debenture due November 10, 2018, without the need for any limitation or cap on issuances as required by and in accordance with NASDAQ Marketplace Rule 5635(d).
(3)	To authorize the adjournment of the Special Meeting, if necessary or appropriate, if a quorum is present, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of the Reverse Stock Split; and
(4)	To transact any other business that may properly come before the Special Meeting.

We are focused on continuing to advance our existing pipeline of drug candidates including GALE-401 (Anagrelide Controlled Release) and supporting our ongoing immunotherapy programs with NeuVax™ (nelipepimut-S) and GALE-301/GALE-302. We believe GALE-401, targeting an unmet medical need, represents a potentially significant commercial opportunity with a streamlined clinical and regulatory development path. As such, we are actively preparing to advance this program into a Phase 3 Pivotal trial expected to initiate in the first half of 2017. The ongoing combination trials with NeuVax are progressing well with the presentation of safety data in our NeuVax plus trastuzumab combination trial in the HER2 1+/2+ patient population in the fourth quarter. And, we continue to evaluate the appropriate indications and patient populations to advance the asset. Additionally, we look forward to data presentations for GALE-301 this year. Corporate development activities remain a focus as we seek to expand our existing pipeline and seek partnering opportunities for our existing drug candidates that can increase shareholder value and help patients living with diseases in areas of unmet medical need.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal described in the Proxy Statement. Your vote at the Special Meeting is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by Internet, telephone or mail as described in the accompanying Proxy Statement.

On behalf of our entire Board of Directors, we thank you for your continued support.

Sincerely,

Mark W. Schwartz, Ph.D.

President & Chief Executive Officer

GALENA BIOPHARMA, INC.

2000 Crow Canyon Place, Suite 380

San Ramon, CA 94583

(925) 498-7709

PROXY STATEMENT

For the Special Meeting of Stockholders

To Be Held On October 21, 2016

Items of Business

This proxy statement (“Proxy Statement”) and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Galena Biopharma, Inc. (the “Company” or “Galena”) for use at the Special Meeting of Stockholders (“Special Meeting”) and any adjournment or postponement thereof. Your proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our Board of Directors. A stockholder who signs a proxy may revoke or revise that proxy at any time before the Special Meeting. Please see “Revocation of Proxy” below for more information on how to revoke a proxy. This Proxy Statement will be provided electronically, if elected, or otherwise is being mailed on or about September 22, 2016 to stockholders of record at the close of business on September 9, 2016 (the “Record Date”).

We are holding the Special Meeting for the following purposes, which are described in more detail in this Proxy Statement:

●	Proposal No. 1 — To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Charter”), to effect a reverse stock split of the Company’s common stock, at a ratio of not less than 1 for 2 and not greater than 1 for 20, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors and publicly announced in a press release. This proposal must be approved by a majority of the outstanding shares of our common stock. As a result, abstentions and broker non-votes will have the same effect as a vote against such proposal.

●	Proposal No. 2 — To authorize the issuance of shares of the Company’s common stock issuable upon the redemption, conversion or other satisfaction of the Company’s obligations under its Amended and Restated 9% Original Issue Discount Senior Secured Debenture due November 10, 2018 in the principal amount of $25,530,000, without the need for any limitation or cap on issuances as required by and in accordance with NASDAQ Marketplace Rule 5635(d). This proposal must be approved by a majority of the votes properly cast on the matter affirmatively or negatively. As a result, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

●	Proposal No. 3 — To authorize adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of the Reverse Stock Split (the “Adjournment Proposal”). This proposal must be approved by a majority of the votes properly cast on the matter affirmatively or negatively. As a result, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

●	To conduct any other business properly brought before the Special Meeting.

Record Date:

Only those stockholders of record at the close of business on September 9, 2016 are entitled to notice of and to vote at the Special Meeting, either in person or by proxy.

There are several ways to vote. Whatever method you choose, voting in advance of the Special Meeting will ensure that your shares will be voted as you direct, even if you do not attend the Special Meeting. Voting instructions are detailed on the following page and are included on the proxy card enclosed with our Proxy Statement.

Materials:

Enclosed is our Proxy Statement as filed with the Securities and Exchange Commission (“SEC”). These materials are also available under the Investors section of our website: www.galenabiopharma.com, and the SEC’s website at www.sec.gov, or will be furnished without charge to any stockholder upon written or oral request to Galena Biopharma, Inc., Attn: Corporate Secretary, 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583; telephone: (925) 498-7709. Information on our website is not incorporated by reference in this Proxy Statement.

If you plan to attend the Special Meeting, Galena representatives will be onsite to assist with registration for the event. You must bring proof of your identity to the Special Meeting. If your shares are registered in the name of a bank, broker, or other holder of record, please bring both a photo ID and documentation of your stock ownership as of September 9, 2016 (such as a brokerage statement).

Voting Information, Voting Securities, Quorum, and Votes Required

As a stockholder, it is very important that you vote. Please carefully review this Proxy Statement and follow the instructions below to cast your vote on all of the proposals. As of the Record Date, 214,481,939 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to each matter submitted to stockholders at the Special Meeting. Stockholders do not have cumulative voting rights. We have no other securities entitled to vote at the Special Meeting.

The representation in person or by proxy of at least a majority in voting power of the shares of common stock issued, outstanding and entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

The approval of the Reverse Stock Split requires the affirmative vote of the majority of all outstanding shares. A representative of our Company will serve as the inspector of elections at the Special Meeting. The approval of the issuance of common stock for the redemption and/or conversion of the debenture and warrants as described in Proposal No. 2 requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matters at the Special Meeting.

Shares that abstain from voting as to a particular matter will be counted for the purpose of determining whether a quorum exists. However, with respect to Proposal No. 1 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split, an abstention will have the same effect as an “Against” vote. Shares held in “street name” by brokers, banks or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to matters voted on at the Special Meeting except for Proposal No. 1 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split where they will have the same effect as an “Against” vote. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion only with respect to Proposal No.2 – Authorize Issuance of Common Stock for Conversion of Debenture and Proposal No.3 – Approval of Adjournment of the Special Meeting.

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the Special Meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the Special Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Special Meeting will be voted as specified. If the shares you own are held in your name and you do not specify in the otherwise properly executed proxy card how your shares are to be voted, they will be voted in accordance with our Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for Special Meeting materials, stockholders who share the same address will receive only one copy of the Special Meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the Special Meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by calling us at (925)

498-7709 or upon written request to Galena Biopharma, Inc., Attn: Corporate Secretary, 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583. Eligible stockholders of record receiving multiple copies of the Special Meeting materials can request householding by contacting us in the same manner. If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Special Meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

Voting Information

As a stockholder, it is very important that you vote. Please carefully review this Proxy Statement and follow the instructions below to cast your vote on all of the proposals.

Voter Eligibility

Only those stockholders of record at the close of business on September 9, 2016 are entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination at the Special Meeting for any purpose germane to the Special Meeting.

How to Vote

Even if you plan to attend the Special Meeting, if your shares are registered directly in your name, please vote right away using one of the following advance voting methods. Make sure to have your proxy card in hand and follow the instructions.

By Internet If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone You may submit your proxy by following the telephone voting instructions on the Notice of Internet Availability you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

All stockholders of record may vote in person at the Special Meeting. If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to vote. If you plan to vote in person at the Special Meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting. A broker’s proxy card is not the form of proxy card enclosed with this Proxy Statement. You will not be able to vote shares you hold in “street name” at the Special Meeting unless you have a proxy card from your broker issued in your name giving you the right to vote the shares.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations.

Electronic Document Delivery

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access those documents and to cast your vote via the Internet, as described above. The Notice also contains instructions on how to request a paper copy of our proxy material. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read this entire Proxy Statement before voting.

Stockholders are being asked to vote on the following matters:	Our Board of Director’s Recommendation

Proposal 1: Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split	FOR

Our Board of Directors has determined that, in connection with maintaining our NASDAQ listing, it is in the best interest of the Company, and in the best interest of our stockholders, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split within the range of 1:2 to 1:20 with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by the Board of Directors, in its discretion. If the stockholders approve the Reverse Stock Split, and the Board of Directors decides to implement it, the Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time on a date to be determined by the Board of Directors that will be specified in the Certificate of Amendment. If the Board of Directors does not decide to implement the Reverse Stock Split within twelve months from the date of the Special Meeting, the authority granted in this proposal to implement the reverse stock split will terminate.

Proposal 2: Authorize the Issuance of Common Stock for Redemption and/or Conversion of Debenture	FOR

In May 2016, we secured a debt financing with JGB (Cayman) Newton Limited (“JGB”) with terms that included a 6.375% original issue discount, a 9% Senior Secured Debenture due November 10, 2018 (as amended, “Debenture”). We amended the Debenture in August 2016 to allow us to repay the Debenture under certain conditions with our common stock and allow the holder of the Debenture to convert some or all of the Debenture into stock under certain conditions. The flexibility to repay this Debenture in either cash or shares of our common stock, together with other financing facilities we have established, provide us with the necessary means and flexibility to fund our operations. If we decide to pay the Debenture in shares and/or the holder of the Debenture decides to convert the Debenture into our common stock, we may deliver to the holder of the Debenture our common stock in excess of 19.99% of our outstanding shares, thus requiring shareholder approval. As a result, our Board of Directors have determined that it is in the best interest of the Company, and in the best interest of our stockholders, to obtain the requisite stockholder approval to authorize the issuance of shares of our common stock equal to 20% or more of our common stock or 20% or more of our voting power outstanding prior to the sale for less than the greater of book or market value of the stock (the “20% Cap”) to allow us to make the monthly redemptions in shares of our common stock, allow JGB to equitize some or all of the Debenture through a conversion of the outstanding balance of the debt and/or allow the issuance of shares upon the exercise by JGB of the warrants.

Proposal 3: Approval of Adjournment	FOR

Our Board of Directors has determined that obtaining the necessary affirmative votes for Proposals No. 1 and No. 2 are in the best interest of stockholders and so an adjournment, postponement or continuance to obtain such affirmative votes is justified.

Proposal No. 1

Reverse Stock Split

Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split

General

Our Board of Directors has unanimously approved, and recommended that our stockholders approve, an amendment to our Charter (the “Certificate of Amendment”), to effect a reverse stock split at a ratio of not less than 1-for-2 and not greater than 1-for-20, with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by the Board of Directors, in its discretion. If the stockholders approve the Reverse Stock Split, and the Board of Directors decides to implement it, the Reverse Stock Split will become effective as of 12:01 a.m. Eastern Time on a date to be determined by the Board that will be specified in the Certificate of Amendment. If the Board of Directors does not decide to implement the Reverse Stock Split within twelve months from the date of the Special Meeting, the authority granted in this proposal to implement the reverse stock split will terminate.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock, options to purchase shares of our common stock (including shares available for future grants under the 2016 Incentive Plan), and warrants to purchase shares of our common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock.

If we fail to obtain stockholder approval of either Proposal No.1 or Proposal No.2 (described in the next section) at the Special Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and/or special meetings of stockholders until such approval has been obtained and we will incur the costs associated therewith.

Reasons for the Reverse Stock Split

Retain Listing on the NASDAQ Capital Market

The principal reason for the reverse stock split is the continued listing on The NASDAQ Capital Market by increasing the per share trading price of the Company’s common stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement, although there can be no assurance that the trading price of our common stock would be maintained at such level or that we will be able to maintain the listing of our common stock on The NASDAQ Capital Market under the ticker symbol “GALE”.

As previously reported, on August 11, 2016, the Company received written notice (the “Notification Letter”) from the NASDAQ Stock Market (“NASDAQ”) notifying the Company that it was not in compliance with the minimum bid price requirements set forth in NASDAQ Listing Rule 5550(a)(2) for continued listing on The NASDAQ Capital Market, because the bid price of the Company’s common stock had closed below the minimum $1.00 per share for the 30 consecutive business days prior to the date of the Notification Letter. NASDAQ stated in its August 11th letter that, in accordance with Marketplace Rule 5810(c)(3)(A), we have been provided a grace period of 180 calendar days, or until February 7, 2017, in which to regain compliance with the minimum consolidated closing bid price requirement for continued listing. Compliance will be regained if our consolidated closing bid price is at or above $1.00 for at least 10 consecutive trading days anytime during the 180-day period.

The Board of Directors believes that maintaining the listing of our common stock on the NASDAQ Capital Market is in the Company’s best interests and the best interests of our stockholders. The Board of Directors has considered the potential harm to the Company and our stockholders should NASDAQ delist our common stock. Delisting from NASDAQ would significantly affect the ability of investors to trade our securities and would likely adversely affect our ability to raise additional financing through the public or private sale of equity securities. Delisting would also likely negatively affect the value and liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

We believe that the decrease in the number of shares of our outstanding common stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price per share, is necessary to ensure that we retain listing on the NASDAQ Capital Market as well as encouraging greater interest in our common stock by the financial community, business development partners and the investing public. We believe it will also help us attract and retain employees and other service providers, help us raise additional capital through the sale of stock in the future if needed, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them.

We believe that the Company’s best option to meet NASDAQ’s $1.00 minimum bid price requirement of Marketplace Rule 5810(c)(3)(A) may be to effect the Reverse Stock Split to increase the per share trading price of our common stock. The volatility and fluctuations in the capital markets combined with the potential news items related to clinical and operational updates, may not increase our stock price by a sufficient amount to meet the NASDAQ listing requirements within the 180-day grace period without the Reverse Stock Split.

Marketability

In addition, we believe that the low per share market price of our common stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Many investors, brokerage firms and market makers consider low priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may adversely affect not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our common stock. The Board of Directors believes that the anticipated higher market price resulting from a Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest or handle trading in our common stock, but there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

We believe that our current low stock price may prevent or discourage investment in our pipeline programs. We are focused on continuing to advance our existing pipeline of drug candidates including GALE-401 (Anagrelide Controlled Release) and supporting our ongoing immunotherapy programs with NeuVax™ (nelipepimut-S) and GALE-301/GALE-302. We believe GALE-401, targeting an unmet medical need, represents a potentially significant commercial opportunity with a streamlined clinical and regulatory development path. As such we are actively preparing to advance this program into a Phase 3 Pivotal trial expected to initiate in the first half of 2017. The ongoing combination trials with NeuVax are progressing well with the presentation of safety data in our NeuVax plus trastuzumab combination trial in the HER2 1+/2+ patient population in the fourth quarter. And, we continue to evaluate the appropriate indications and patient populations to advance the asset. Additionally, we look forward to data presentations for GALE-301 this year. Corporate development activities remain a focus as we seek to expand our existing pipeline and seek partnering opportunities for our existing drug candidates that can increase shareholder value and help patients living with diseases in areas of unmet medical need.

Further, we believe that a higher stock price could help us establish business development relationships with other companies. We believe that potential business development partners may be less confident in the prospects of a company with a low stock price, and are less likely to enter into business relationships with a company with a low stock price. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this may increase our ability to attract business development partners. Also, we believe that strategic transactions are more likely without a low stock price. With a successful reverse stock split, in theory, we may be more successful in engaging in strategic transactions including mergers and acquisitions.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization.

With shares trading at a higher price, it may promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effected.

If Proposal No. 1 is not approved by our stockholders and implemented, approval by our stockholders of this Proposal No. 2 will have no effect as we will not have enough authorized shares to accommodate the monthly redemptions, conversion of the Debenture or exercise of the Warrants, as applicable, and because we would not have obtained the required Stockholder Approval (described below).

The Board of Directors believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single reverse stock split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board of Directors (or any authorized committee of the Board of Directors) may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;
●	the number of shares of our common stock outstanding;
●	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
●	the continued listing requirements of NASDAQ; and
●	prevailing general market and economic conditions.

The Board of Directors (or any authorized committee of the Board of Directors) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder adoption thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.

Reverse Stock Split Amendment to the Charter

If the Reverse Stock Split is approved, Article III, Section A of the Charter is amended and restated in its entirety as follows:

“A. Classes of Stock. This Corporation is authorized to issue [●] shares, of which [●] shall be Common Stock with a par value of $0.0001 per share (the “Common Stock”) and [5,000,000] shares shall be Preferred Stock with a par value of $0.0001 per share.

Reverse Stock Split. Effective at 12:01 a.m., Eastern [Daylight Savings] Time on [●] [●], 2016 this Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Split Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Split Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Split Effective Time are reclassified into a smaller number of shares such that each two to twenty shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock, the exact ratio within the two to twenty range to be determined by the board of directors of the Corporation prior to the Split Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Split Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Split Effective Time, shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of Common Stock on the NASDAQ Capital Market immediately following the Split Effective Time.

Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Split Effective Time).”

The Certificate of Amendment attached hereto as Annex A reflects the changes that will be implemented to our Charter if the Reverse Stock Split is approved.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the Reverse Stock Split and the Board of Directors implements the Reverse Stock Split, we will amend the existing provision of Article III of our Charter in the manner set forth above.

By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and twenty (20), with the exact number to be determined by the Board of Directors, into one (1) share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Company and its stockholders.

In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving a cash payment in lieu of owning a fractional share, as described in the section titled “Fractional Shares,” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, our common stock will continue to be listed on The NASDAQ Capital Market, under the symbol “GALE,” although it would receive a new CUSIP number.

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase because the proposed amendment will not reduce the number of authorized shares, while it will reduce the number of outstanding shares by a factor of between and including two and twenty, depending on the exchange ratio selected by the Board of Directors.

The shares that are authorized but unissued after the Reverse Stock Split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our common stock will be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses, assets, or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the newly unissued authorized shares would be issued.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board of Directors will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective as of 12:01 a.m. Eastern Time on the date specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the “effective time”). The Board of Directors will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders and publicly announced in a press release. If the Board of Directors does not decide to effect the Reverse Stock Split within twelve months from the date of the Special Meeting, the authority granted in this proposal to effect the Reverse Stock Split will terminate.

Except as described below under the section titled “Fractional Shares,” at the effective time, each whole number of issued and outstanding pre-reverse split shares that the Board of Directors has determined will be combined into one post-reverse split share, will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record at the effective time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-split shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the Reverse Stock Split) of our common stock, as reported by NASDAQ Capital Markets, during the ten consecutive trading days ending on the trading day that is the second day immediately prior to the date on which the Reverse Stock Split becomes effective.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will result in an increase in the market price for our common stock over an extended period of time. The history of similar stock split combinations for companies in like circumstances is varied, and the market price of our common stock will also be based on our performance and other factors most of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

●	The market price per share of our shares of common stock post-Reverse Stock Split may not remain in excess of the $1.00 minimum bid price per share as required by NASDAQ, or the Company may fail to meet the other requirements for continued listing on NASDAQ, including the minimum value of listed securities, as described above, resulting in the delisting of our common stock.

●	Although the Board of Directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

●	The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, and may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Any reduction in total market capitalization as the result of the Reverse Stock Split may make it more difficult for us to meet the NASDAQ Listing Rule regarding minimum value of listed securities, which could result in our shares of common stock being delisted from The NASDAQ Capital Market.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Additionally, any reduction in brokerage commissions resulting from the Reverse Stock Split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Stock Split.

●	Because the Reverse Stock Split will not affect the number of authorized shares of common stock, a Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of our common stock. The issuance in the future of additional authorized shares will have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. In addition, the effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Stock Split for this purpose, we could, subject to the Board of Director’s fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors.

Additional negative consequences of failing to obtain stockholder approval of either Proposal No. 1 or Proposal No.2 are set forth in the section for Proposal No.2, under the heading “Potential Consequences if Proposal No.1 or Proposal No. 2 are Not Approved.”

Effect on Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Beneficial Ownership of Galena’s Common Stock

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 9, 2016, by:

•	any person known by us to be the beneficial owner of 5% or more of our common stock, including any “group” as that term is defined in the Exchange Act;

•	each current director and each named executive officer identified in the “Summary Compensation Table” under “Executive Compensation” in the proxy statement filed on June 3, 2016 who was still serving in such capacity on September 9, 2016; and

•	all of our current directors and current executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities that are exercisable or convertible within 60 days are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted, the information below is based on the number of shares of our common stock beneficially owned by each person or entity at September 9, 2016 and the number of shares subject to any options and warrants granted to these individuals that are exercisable within 60 days of September 9, 2016, which are indicated by footnote. The percentage ownership is based on 214,481,939 shares of common stock outstanding as of September 9, 2016. An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial
Name of Beneficial Owner	Ownership	Percentage

Named Executive Officers and Directors:

Mark W. Schwartz, Ph.D.(1)	1,978,883	*

John T. Burns (2)	72,148

Thomas Knapp (3)	68,125	*

Bijan Nejadnik (4)	105,378

Richard Chin, M.D.(3)	237,500	*

Irving M. Einhorn(3)	225,000	*

Stephen S. Galliker(5)	335,000	*

Sanford J. Hillsberg(6)	478,421	*

William L. Ashton(3)	225,000	*

Rudolph Nisi, M.D.(7)	448,500	*

Mary Ann Gray, Ph.D. (8)	164,938	*

All executive officers and directors as a group — 11 persons(9)	4,338,893	2.02%

Name and address of 5% Beneficial Owner:
Sabby Management, LLC(10)
10 Mountainview Road, Suite 205	14,000,200	6.53%
Upper Saddle River, New Jersey 07458
CVI Investments, Inc.(11)
P.O. Box 309GT
Ugland House, South Church Street	14,000,000	6.53%
George Town, Grand Kayman
KY1-1104, Cayman Islands

(1)	Includes 1,538,905 shares of common stock underlying stock options.
(2)	Includes 61,249 shares of common stock underlying stock options.
(3)	Consists of shares of common stock underlying stock options.
(4)	Includes 96,875 shares of common stock underlying stock options.
(5)	Includes 325,000 shares of common stock underlying stock options.
(6)	Includes 375,000 shares of common stock underlying stock options.
(7)	Includes 425,000 shares of common stock underlying stock options.
(8)	Includes 125,000 shares of common stock underlying stock options.
(9)	Includes 3,702,654 shares of common stock underlying stock options.
(10)	The information shown is based upon a Schedule 13G filed with the SEC on July 12, 2016.
As of the last required reporting date, they met the 5% threshold.
(11)	The information shown is based upon a Schedule 13G filed with the SEC on July 15, 2016.
As of the last required reporting date, they met the 5% threshold.

Effect on Book-Entry Shares (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold certificates)

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form.

Effect on Certificated Shares

As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Principal Effects of Reverse Stock Split on Outstanding Options, Warrants, and Option Plan

As of the Record Date, there were outstanding stock options to purchase an aggregate of 10,554,697 shares of our common stock with a weighted average exercise price of $2.29 per share, and warrants to purchase an aggregate of 37,418,263 shares of common stock with a weighted average exercise price of $1.82 per share. When the Reverse Stock Split becomes effective, the number of shares of common stock covered by such rights will be reduced to between and including one-half and one-twentieth the number currently covered, and the exercise or conversion price per share will be increased by between and including two and twenty times the current exercise or conversion price, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof as was required immediately preceding the Reverse Stock Split.

In addition, the number of shares of common stock and number of shares of common stock subject to stock options or similar rights authorized under the Company’s equity incentive plan and employee stock purchase plan will automatically be proportionately adjusted for the reverse stock split ratio, such that fewer shares will be subject to such plans. Further, the per share exercise price under such plans will automatically be proportionately adjusted for the reverse stock split.

As an example, the following table illustrates the effects of a 1-for-10 Reverse Stock Split, without giving effect to any adjustments for fractional shares of our outstanding common stock, options to purchase our common stock or outstanding warrants to purchase our common stock as of September 9, 2016:

	Prior to Reverse Stock Split	After 1 for 10 Reverse Stock Split

Common Stock:
Outstanding	214,481,939	21,448,193
Issuable pursuant to outstanding equity awards	10,554,697	1,055,469
Reserved for future issuance under 2016 Incentive Plan	10,667,630	1,066,763
Issuable pursuant to outstanding warrants to purchase common stock	37,418,263	3,741,826

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the effective time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Board of Directors decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Effect on Par Value

The proposed amendment to our Charter will not affect the par value of our common stock, which will remain at $0.0001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Stock Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances, which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares pursuant to the Reverse Stock Split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor, and the holding period of the post-Reverse Stock Split shares will include the holding period of the pre-Reverse Stock Split shares.

Cash in Lieu of Fractional Shares

A holder of pre-Reverse Stock Split shares that receives cash in lieu of a fractional share of post-Reverse Stock Split shares should generally be treated as having received such fractional share pursuant to the Reverse Stock Split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the holder’s holding period for such pre-Reverse Stock Split shares exceeds one year at the time of the Reverse Stock Split. Deductibility of capital losses by holders is subject to limitations.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the Special Meeting. By voting in favor of Reverse Stock Split, you are expressly also authorizing the Board of Directors to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter either in person or by proxy is required to approve the Certificate of Amendment to our Charter to effect the Reverse Stock Split of our common stock. Abstentions and broker non-votes, if any, will thus count as votes AGAINST the Reverse Stock Split.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF OUR CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

Proposal No. 2

Approval of Issuance of Common Stock for Redemption and/or Conversion of Debenture

Reasons for Proposal

In May 2016, we secured a debt financing with JGB (Cayman) Newton Limited (“JGB”) with terms that included a 6.375% original issue discount, a 9% Senior Secured Debenture due November 10, 2018 (as amended, “Debenture”). We amended the Debenture in August 2016 to allow us to repay the Debenture under certain conditions with our common stock and allow the holder of the Debenture to convert some or all of the Debenture into stock under certain conditions. The flexibility to repay this Debenture in either cash or shares of our common stock, together with other financing facilities we have established, provide us with the necessary means to fund our operations. If we decide to pay the Debenture in shares and/or the holder of the Debenture decides to convert the Debenture into our common stock, we may not issue to the holder of the Debenture more than 36,185,586 shares, which represented 19.99% of our outstanding shares of common stock on the date the Debenture was originally issued, without first obtaining stockholder approval. As a result, we are seeking to obtain the requisite stockholder approval to authorize the issuance of shares of our common stock equal to 20% or more of our common stock or 20% or more of our voting power outstanding prior to the sale for less than the greater of book or market value of the stock (the “20% Cap”) to allow us to make the monthly redemptions in shares of our common stock, allow JGB to equitize some or all of the Debenture through a conversion of the outstanding balance of the debt, or allow the issuance of shares upon the exercise by JGB of the warrants.

Our Board of Directors has determined that it is in the best interest of the Company, and in the best interest of our stockholders, to have the ability to issue shares of our common stock in excess of 19.99% of the outstanding shares to allow us to redeem the Debenture by delivering our common stock to the holder of the Debenture and/or the holder to convert the Debenture into our common stock as well as to exercise the warrants whereby reducing the amount of cash necessary to redeem the Debenture over the term of the Debenture.

Our common stock is listed on the NASDAQ Capital Market and we are subject to the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(d) is commonly referred to as the “NASDAQ 20% Rule.” The NASDAQ 20% Rule requires that a listed company obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of common stock. On May 8, 2016, the day before the original issuance date of the Debenture, our common stock had a book value of $0.56 and a market price of $1.25. Because the conversion and redemption prices applicable to the Debenture are or may be less than such amounts, we cannot issue more shares than the 20% Cap unless our stockholders first approve such issuances.

We are seeking stockholder approval to make such issuances of our common stock described above in accordance with Rule 5635 so that we can make as many monthly redemptions of the Debenture with shares of our common stock as we deem appropriate and the Debenture holder can convert some or all of the outstanding balance of the Debenture and obtain shares of our common stock upon the exercise of the Warrants.

As of the record date for the Special Meeting, we have 214,481,939 shares of our common stock issued and outstanding. Based on the current terms of the Debenture and the requirement that the minimum volume-weighted average price of our common stock is not less than $0.20, but disregarding the 20% Cap, we could potentially issue up to a maximum of 138,000,000 shares of our common stock upon redemptions of principal only of the Debenture, which amount would represent 39% of our total outstanding common stock following the issuance of such maximum based on our current outstanding common stock. Accordingly, if this Proposal No. 2 is approved our stockholders may experience significant additional dilution in the event we issue shares of our common stock upon redemptions or conversions of the Debenture in excess of the 20% Cap to which we are currently subject. Such additional dilution would afford our current stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the resale of the shares of our common stock issued in satisfaction of the Debenture into the public markets could cause the market price of our common stock to decline.

Our Board of Directors believes approval of Proposal No. 2 is in the best interests of our Company and our stockholders because it will provide us additional flexibility to determine whether or not to satisfy redemptions and conversions of the Debenture in shares of our common stock or in cash. If Proposal No. 2 is not approved by our stockholders, then we will be limited to issuing a maximum of 36,185,586 shares of our common stock in satisfaction of the Debenture. Any additional payment obligations would need to be satisfied in cash. In order to generate the cash needed to satisfy redemptions of the Debenture, we would likely need to sell shares of our common stock in separate private placements or public offerings, which may be difficult to complete or may need to be completed at times or prices when the market conditions for our common stock are poor. If we are not able to generate the cash needed to satisfy our obligations under the Debenture and do not then have sufficient unrestricted cash to pay redemptions under the Debenture, then we may be forced to default under the Debenture if we have then issued shares up to the 20% Cap. Accordingly, approval of Proposal No. 2 will afford us with significant flexibility to meet our obligations under the Debenture and preserving our cash resources for our planned operating activities.

If Proposal No. 1 is not approved by our stockholders and implemented, approval by our stockholders of this Proposal No. 2 will have no effect as we will not have enough authorized shares to accommodate the monthly redemptions, conversion of the Amended Debenture or exercise of the Warrants, as applicable, and because we would not have obtained the required Stockholder Approval (described above). If Proposal No. 2 is not approved by our stockholders, then we may not issue upon redemption, conversion or otherwise in satisfaction of our obligations under the Debenture more shares than the 20% Cap.

Background; Terms of the Debenture and the Warrants

On May 10, 2016, the Company and JGB (Cayman) Newton Ltd. (the “Purchaser”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold and issued to the Purchaser, at a 6.375% original issue discount, a 9% Senior Secured Debenture due November 10, 2018 and having a principal face amount of $25,530,000, and warrants to purchase up to 2,000,000 shares of the Company’s common stock (the “Warrants”). On August 22, 2016, the Company, the Purchaser and certain other parties entered into an Amendment Agreement (the “Amendment Agreement”), which provides for the amendment and restatement of such debenture (as amended, the “Debenture”), an amendment to the terms of the Series A Common Stock Purchase Warrant issued by the Company to the Purchaser pursuant to the terms of the Purchase Agreement, and certain other terms and conditions, as summarized below.

Net proceeds to the Company from sale of the Debenture, after payment of commissions and legal fees, were approximately $23,400,000. The Debenture matures November 10, 2018, accrue interest at 9% per year, and does contain a conversion feature into shares of our common stock. The Company intends to use the net proceeds from this offering to fund the costs associated with our GALE-401 clinical trials and other clinical trials of our product candidates, fund any possible future product acquisitions, closing the NeuVax Phase 3 PRESENT study, and to augment its working capital and for general corporate purposes.

The Debenture carries an interest only period of six months to November 2016 following which the Purchaser shall have the rights, at its option, to require the Company to redeem up to $1,500,000 per month of the outstanding principal amount of the Amended Debenture. Interest is payable at the end of each month based on the outstanding principal. During the interest only period, the Company is permitted to satisfy such interest payments in kind by adding such amount to the outstanding principal.

The Company is required to promptly, but in any event no more than three trading days after the Purchaser delivers a redemption notice to the Company, pay the applicable redemption amount in cash or, at the Company’s election and subject to certain conditions, in shares of the Company’s common stock. If the Company elects to pay the redemption amount in shares of its common stock, then the shares will be delivered at the lesser of A) 7.5% discount to the average of the 3 lowest volume weighted average prices over the prior 20 trading days or B) a 7.5% discount to the prior trading day’s volume weighted average price. The Company may only opt for payment in shares of common stock if certain equity conditions are met. The Company, at its option, may also force the Purchaser to redeem up to double the monthly redemption principal amount of the Debenture but not less than the monthly payment. Among the various conditions that must be satisfied in order for the Company to be able to elect to satisfy the monthly redemption amounts in shares of its common stock, the minimum volume-weighted average price of the common stock was decreased from $0.75 to $0.20 per share in the Amended Debenture.

The Purchaser shall continue to have the right under the Debenture, commencing November 10, 2016, to require the Company to redeem the outstanding principal amount in cash, shares of the Company’s common stock or a combination thereof, except that the maximum monthly amount of such redemptions is $1,500,000; provided, that if the trading price of the Company’s common stock is at least $0.40 per share (as adjusted appropriately for stock splits, combinations or similar events) during such calendar month, then such monthly maximum redemption amount may be increased to $2,200,000 at the Purchaser’s election and if the Company has already elected to satisfy such redemptions in shares of common stock. In addition, notwithstanding the foregoing limitations on the monthly redemption amount, the Purchaser may elect up to three times in any 12-month period to increase the monthly maximum to $2,500,000.

The Purchaser can from time to time during the term of the Debenture require the Company to prepay in cash all or a portion of the outstanding principal plus accrued and unpaid interest (the “Outstanding Amount”) on written notice to the Company, provided, that such prepayment amount shall not exceed the lesser of $18,500,000 and the Outstanding Amount. In addition, the Company shall have the right to prepay in cash all (but not less than all) of the Outstanding Amount (1) at any time after November 10, 2017, or (2) upon a “change of control” (as such term is used un the Debenture), in each case with a 10% premium on the Outstanding Amount.

The Debenture provides that, following November 10, 2016, the Purchaser may elect to convert any portion of the Outstanding Amount into shares of common stock at a fixed price of $0.60 per share (as adjusted appropriately for stock splits, combinations or similar events).

Under the Debenture, the Company is required to maintain a minimum of the lesser of $18,500,000 of unencumbered cash or the Outstanding Amount in a restricted account as security for its obligations under the Debenture.

The Company’s obligations under the Debenture can be accelerated in the event the Company undergoes a change in control and other customary events of default. In the event of default and acceleration of the Company’s obligations, the Company would be required to pay all amounts of principal and interest then outstanding under the Amended Debenture in cash. The Company’s obligations under the Debenture are secured under a Security Agreement by a senior lien on all of the Company’s assets, including all of the Company’s interests in its consolidated subsidiaries.

Pursuant to the Purchase Agreement, on May 10, 2016, the Company issued to the Purchaser a Series A Common Stock Purchase Warrant (the “Series A Warrant”) to purchase 1,000,000 shares of the Company’s common stock at a price of $1.51 per share, maturing 5 years from issuance. Additionally, the Purchasers received a Series B Common Stock Purchase Warrant (the “Series B Warrant”) to purchase an additional 1,000,000 shares of common stock on June 29, 2016, the date of the Company’s public announcement of the interim analysis. The Series B Warrant is exercisable at a price of $0.43 per share. In accordance with the terms of the Amendment Agreement, the exercise price of the Series A Warrant was reduced to $0.43 per share (as adjusted appropriately for stock splits, combinations or similar events). If the Purchaser elects such prepayment of the Debenture, then the number of shares subject to the Series A Warrant and Series B Warrant issued to the Purchaser will be reduced in proportion to the percentage of principal required and accrued interest to be prepaid by the Company.

In accordance with the NASDAQ Marketplace Rules, the Debenture continues to provide that the maximum number of shares of common stock that the Company is permitted to issue pursuant to the Amended Debenture is 36,185,586 shares, which amount represented approximately 19.99% of the Company’s outstanding common stock on May 10, 2016. However, the Company has agreed to seek stockholder approval to exceed such limitation in accordance with applicable NASDAQ rules.

A summary of the terms and conditions of the Purchase Agreement, the Debenture, the Warrants, and Amendment Agreement was set forth under Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, as filed with the Commission on May 10, 2016 and our Current Report on Form 8-K filed with the SEC on August 23, 2016, which summaries are qualified in their entireties by reference to the full text of the forms of Purchase Agreement, Amended Debenture, Amendment Agreement and Warrants, which are filed as exhibits to such reports. We encourage you to read the Purchase Agreement, Debenture, Amendment Agreement and Warrants and the other related agreements in their entirety.

Potential Consequences if Proposal No. 1 and Proposal No. 2 are Not Approved

The issuance of shares of our common stock upon the monthly redemptions, conversion of the Amended Debenture or exercise of the Warrants is subject to stockholder approval of: (1) either Proposal No.1; and (2) this Proposal No. 2. If these proposals are not approved by our stockholders:

●	We will be required to redeem our Debenture through payment and delivery of cash which would adversely impact our liquidity;

●	We may need to raise additional equity capital, in order to pay to the outstanding balance, which may be more costly than utilizing the existing provisions of the Debenture for retirement of the Debenture with issuance of our common stock;

●	We may not be able to adequately finance our operations, advance our clinical trials of our product assets, expand our pipeline or enter into other strategic transactions.

If we fail to obtain stockholder approval of Proposal No. 2 at the Special Meeting, we intend to continue to seek to obtain stockholder approval at subsequent annual meetings of stockholders and/or special meetings of stockholders until such approval has been obtained and we will incur the costs associated therewith.

Vote Required

The affirmative vote of holders of a majority of our common stock voting at the Special Meeting is required to approve the issuance of shares upon conversion of the Debenture.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF ISSUANCE OF COMMON STOCK FOR REDEMPTION AND/OR CONVERSION OF DEBENTURE

Proposal No. 3

Adjournment Proposal

If at the Special Meeting the number of shares of common stock present or represented and voting in favor of the Reverse Stock Split is insufficient to approve the Reverse Stock Split, management may move to adjourn, postpone or continue the Special Meeting in order to enable the Board of Directors to continue to solicit additional proxies in favor of the proposed Reverse Stock Split.

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the stockholders approve the Adjournment Proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split have been received, we could adjourn, postpone or continue the Special Meeting without a vote on the Reverse Stock Split and seek to convince the holders of those shares to change their votes to votes in favor of the Reverse Stock Split.

Vote Required

The affirmative vote of holders of a majority of our common stock voting at the Special Meeting is required to approve the Adjournment. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of this proposal. No proxy that is specifically marked AGAINST the Reverse Stock Split will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Other Matters

Stockholder Proposals

Any proposal that a stockholder intends to present in accordance with Rule 14a-8 of Exchange Act of 1934 at our annual meeting of Stockholders to be held in 2017 must be received by us on or before February 6, 2017. Only proper proposals under Rule 14a-8, which are timely received, will be included in the proxy statement in 2017.

Additionally, stockholders who intend to present a stockholder proposal at the 2017 annual meeting must provide the Secretary of the Company with written notice of the proposal not fewer than 90 nor more than 120 days prior to the anniversary date of the 2016 annual meeting, provided, however, that if the 2017 annual meeting date is more than 30 days before or after the anniversary date of the 2016 annual meeting, then stockholders must provide notice on or before 10 days after the day on which the date of the 2017 annual meeting is first disclosed in a public announcement. Notice must be tendered in the proper form prescribed by our Bylaws. Proposals not meeting the requirements set forth in our Bylaws will not be entertained at the meeting.

Additionally, any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating & Governance Committee, the committee that recommends a slate of nominees to the Board of Directors for election at each annual meeting, must provide the Secretary of the Company with a completed and signed biographical questionnaire on or before the Proxy Deadline. Stockholders can obtain a copy of this questionnaire from the Secretary of the Company upon written request. The Nominating & Governance Committee is not required to consider director candidates received after this date or without the required questionnaire. The Nominating & Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board of Directors will be included in the Company’s proxy statement for that annual meeting.

Revocation of Proxy

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the Special Meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). Any stockholder voting by proxy also has the right to revoke the proxy at any time before the polls close at the Special Meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person.

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

We have also engaged Georgeson, LLC to assist in the solicitation of proxies. We will pay Georgeson a fee of $7,500 plus certain out-of-pocket expenses and flat fees of $6.00 per completed proxy solicitation call and $4.00 per telephone vote.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at Galena Biopharma, Inc., Attention: Corporate Secretary, 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, or by email at info@galenabiopharma.com, or by telephone at (855) 855-4253, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery of a single copy of Special reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the physical address, email address, or telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Questions and Answers

What is a proxy?

A proxy is a legal designation of another person to vote the stock you own. That other person is called a proxy. The written document by which you designate someone as your proxy is also called a proxy, or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Mark W. Schwartz, Ph.D., our President and Chief Executive Officer, and Thomas J. Knapp, our Interim General Counsel and Corporate Secretary, as your proxies for the Special Meeting and you are authorizing each of Dr. Schwartz and Mr. Knapp to vote your shares at the Special Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to return the accompanying proxy card, or vote in one of the other ways described below under “How can I vote my shares without attending the Special Meeting?” so that your vote will be counted if you later decide not to attend the Special Meeting or are unable to attend.

What is a proxy statement?

A proxy statement is a document that we are required by Securities and Exchange Commission, or “ SEC,” regulations to give you when we ask you to designate Dr. Schwartz and Mr. Knapp as your proxies to vote on your behalf.

What is in this proxy statement?

This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the Special Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision whether or how to vote your stock.

At the Special Meeting, stockholders will act upon the following proposals referred to in the attached notice of Special Meeting and described in detail in this proxy statement:

1.	To approve amendment to amended and restated Certificate of Incorporation to effect a Reverse Stock Split;

2.	To authorize the issuance shares of the Company’s common stock issuable upon the redemption, conversion or other satisfaction of the Company’s obligations under its Amended and Restated 9% Original Issue Discount Senior Secured Debenture due November 10, 2018, without the need for any limitation or cap on issuances as required by and in accordance with NASDAQ Marketplace Rule 5635(d); and

3.	To approve an adjournment.

In addition, management will report on our current business operations and respond to appropriate questions from stockholders.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on September 9, 2016, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to these shares. As the stockholder of record, you have the right to these shares to grant your voting proxy directly to us or to vote in person at the Special Meeting.

•	Beneficial Owner If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Special Meeting and vote in person shares held in street name, please contact your broker or nominee so that you can receive a proxy to present at the Special Meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at our transfer agent or with your broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What constitutes a quorum?

Our bylaws provide that the presence, in person or by proxy, at the Special Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business. On the record date, there were 214,481,939 shares of our common stock issued and outstanding, exclusive of treasury shares.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes, also will be counted as shares present for purposes of establishing a quorum.

What are Abstentions?

An “ABSTENTION” occurs when a stockholder sends in a proxy marked “ABSTAIN” regarding a particular proposal. For purposes of establishing a quorum, shares that the holders abstain from voting in person and shares covered by proxies received but marked “ABSTAIN” as to any or all proposals count as present at the Special Meeting.

As to Proposals No. 1 through No.3, however, regarding the Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split, Authorize the issuance of our common stock in excess of 19,99% of the outstanding shares upon the redemption and/or conversion of 6.375% original issue discount, a 9% Senior Secured Debenture due November 10, 2018 and exercise of the warrants, and Approval of Adjournment, respectively, an abstention will have the same effect as a vote “AGAINST” the proposal.

What are the voting rights of the holders of Galena common stock?

Each share of our common stock entitles the holder to one vote on all matters to come before the Special Meeting. The following voting rights are associated with respect to the proposals:

•	As to Proposal No. 1 regarding Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

•	As to Proposal No. 2 regarding Authorize the issuance shares of the Company’s common stock issuable upon the redemption, conversion or other satisfaction of the Company’s obligations under its Amended and Restated 9% Original Issue Discount Senior Secured Debenture due November 10, 2018, without the need for any limitation or cap on issuances as required by and in accordance with NASDAQ Marketplace Rule 5635(d), you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

•	As to Proposal No. 3 regarding the Approval of Adjournment, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

How will my shares be voted if I am a stockholder of record?

If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Special Meeting and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers do not have such discretionary authority to vote on any of the proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to all of the proposals described in this proxy statement.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Dr. Schwartz and Mr. Knapp can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

What vote is required for the proposals?

The following votes are required with respect to the proposals:

•	As to Proposal No. 1 regarding Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Special Meeting is required.

•	As to Proposal No.2 regarding Authorize the issuance shares of the Company’s common stock issuable upon the redemption, conversion or other satisfaction of the Company’s obligations under its Amended and Restated 9% Original Issue Discount Senior Secured Debenture due November 10, 2018, without the need for any limitation or cap on issuances as required by and in accordance with NASDAQ Marketplace Rule 5635(d), the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Special Meeting is required.

•	As to Proposal No. 3 regarding the Approval of Adjournment, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Special Meeting is required.

What are the Board of Directors’ recommendations?

The recommendations of our Board of Directors are set forth together with the description of each proposal in this proxy statement. In summary, our Board of Directors recommends a vote:

•	“FOR” Approval of Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split as described in Proposal No.1;

•	“FOR” Authorize the issuance shares of the Company’s common stock issuable upon the redemption, conversion or other satisfaction of the Company’s obligations under its Amended and Restated 9% Original Issue Discount Senior Secured Debenture due November 10, 2018, without the need for any limitation or cap on issuances as required by and in accordance with NASDAQ Marketplace Rule 5635(d), as described in Proposal No.2; and

•	“FOR” Approval of Adjournment as described in Proposal No.3

How can I attend the Special Meeting?

You may attend the Special Meeting if you are listed as a stockholder of record as of September 9, 2016 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of September 9, 2016, or a proxy card if you wish to vote your shares in person at the Special Meeting. In addition to the items mentioned above, you must bring proof of your identity.

How can I vote my shares in person at the Special Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to do so, please bring proof of your identity to the Special Meeting. Shares held in street name beneficially owned may be voted by you if you receive and present at the Special Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Special Meeting or are unable to attend. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

How can I vote my shares without attending the Special Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•	By Internet If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone You may submit your proxy by following the telephone voting instructions on the Notice of Internet Availability you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage pre paid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

Can I change my vote or revoke my proxy?

You may change your proxy instructions at any time prior to the vote at the Special Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to our Corporate Secretary or by attending the Special Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee. All written notices should be addressed as follows: Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, Attention: Corporate Secretary.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Special Meeting.

If I am a stockholder of record, how do I consent to receive my Special Meeting materials electronically?

Stockholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically, which we urge you to do, click the applicable button, enter and verify your current email address and then click “Continue.” Stockholders of record with multiple Galena accounts will need to consent to electronic delivery for each account separately.

When are other proposals for next year’s Special Meeting due?

With respect to proposals not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our bylaws provide that stockholders who wish to propose other business to be brought before the stockholders at the Special Meeting must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding year’s Special Meeting of stockholders. For the 2017 annual meeting, stockholders wishing to present proposals for consideration under these provisions of our bylaws must submit their proposals so that they are received at our principal executive offices not earlier than April 14, 2017 and not later than May 15, 2017 in order to be considered. In the event that the 2017 annual meeting is not held within thirty (30) days before or after such anniversary date, then such proposal shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Proposals should be sent in writing to Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, Attention: Corporate Secretary. A stockholder’s notice to bring any other business before the 2017 annual meeting must set forth certain information, which is specified in our bylaws. A complete copy of our bylaws is available on our website www.galenabiopharma.com under Investors > Corporate Governance, which is not incorporated by reference.

Annex A

Certificate of Amendments to Amended and Restated Certificate of Incorporation of Galena Biopharma, Inc.

Galena Biopharma, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1.	The following resolution has been unanimously adopted by the Corporation’s Board of Directors and has been approved by the holders of a majority of the Corporation’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation: RESOLVED, that as follows:

“                                         .”

2.	The above amendment was duly adopted by the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Galena Biopharma, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this         day of                 2016.

Galena Biopharma, Inc.

By:	/s/ MARK W. SCHWARTZ
Mark W. Schwartz, Ph.D.
President and Chief Executive Officer

1

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4

ADD 5

ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., PST on October 21, 2016.

Vote by Internet

Go to www.envisionreports.com/GALE

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

A Proposals — Our Board of Directors recommends that you vote FOR the following proposals:

For Against Abstain

1. Proposal to approve an amendment to the 2. Proposal to authorize the issuance shares of the Company’s Amended and Restated Certificate of Company’s common stock issuable upon the Incorporation (as amended from time to time, the redemption, conversion or other satisfaction of the “Charter”), to effect a reverse stock split of the Company’s obligations under its Amended and Restated outstanding shares of the Company’s common stock, 9% Original Issue Discount Senior Secured Debenture par value $0.0001 per share, at a ratio of not less due November 10, 2018, without the need for any than 1 for 2 and not greater than 1 for 20, with the limitation or cap on issuances as required by and in exact ratio and effective time of the reverse stock split accordance with NASDAQ Marketplace Rule 5635(d). to be determined by the Board of Directors and publicly announced by press release.

3. Proposal to authorize the adjournment of the Special Meeting, if necessary or appropriate, if a quorum is present, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of the Reverse Stock Split.

B Non-Voting Items

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Change of Address — Please print new address below. Meeting Attendance

Mark box to the right if you plan to attend the Special Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMM1UP X 292041 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

02FMBA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Galena Biopharma, Inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September 9, 2016. The undersigned stockholder hereby also designates Mark W. Schwartz, Ph.D. and Thomas J. Knapp, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Galena Biopharma, Inc. to be held on Friday, October 21, 2016, at 9:00 a.m., local time, at 2010 Crow Canyon Place, Suite 130, San Ramon, California, 94583 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE